EXHIBIT 4.1

EXECUTION COPY

INVESTOR RIGHTS AGREEMENT

BY AND AMONG

EVOLVING SYSTEMS, INC.,

TERTIO TELECOMS GROUP LTD.

AND

THE INVESTORS LISTED HEREIN

DATED:  NOVEMBER 2, 2004

TABLE OF CONTENTS

1.	Definitions

2.	Registration Rights

2.1.	Demand Registrations
2.2.	Incidental Registrations
2.3.	Shelf Registration.
2.4.	Registration Procedures
2.5.	Payment of Expenses.
2.6.	Indemnification and Contribution
2.7.	Other Matters with Respect to Underwritten Offerings.
2.8.	Information by Investor.
2.9.	Effective Date and Termination of Registration Rights.

3.	Preemptive Rights

3.1.	Rights of Investors.
3.2.	Excluded Transactions.

4.	Board of Directors

4.1.	Series B Director.
4.2.	Designation of Series B Director.
4.3.	Observer Rights.
4.4.	Other Covenants.
4.5.	Consent Right of Investors.

5.	Additional Covenants

5.1.	Compliance with Federal Securities Laws.
5.2.	Other Registration Rights.
5.3.	Financial and Business Information.
5.4.	VCOC Rights.
5.5.	Available Copy.

6.	Nonpublic Information

7.	General

7.1.	Use of Best Efforts
7.2.	Notices
7.3.	Amendments and Waivers
7.4.	Successors and Assigns
7.5.	Governing Law; Venue; Waiver of Jury Trial
7.6.	Entire Agreement
7.7.	Severability
7.8.	Headings
7.9.	Counterparts; Facsimile Signatures; Effectiveness

INVESTOR RIGHTS AGREEMENT

THIS INVESTOR RIGHTS AGREEMENT (this “Agreement”) dated November _2_, 2004 by and among EVOLVING SYSTEMS, INC., a Delaware corporation (the “Company”), TERTIO TELECOMS GROUP LTD., a an entity formed and registered in England and Wales with a company number 4419858 (“Tertio”) and the entities listed on the signature pages hereto (such entities and Tertio are hereinafter referred to collectively as the “Investors”).

BACKGROUND

A.      The Company and Tertio entered into a Stock Purchase Agreement, dated as of the date hereof (the “Purchase Agreement”), pursuant to which the Company acquired from Tertio, its wholly owned subsidiary, Tertio Telecoms Ltd., an entity formed and registered in England and Wales with a company number 2325854 (the “Target”) in exchange for certain consideration, including shares of Series B Convertible Preferred Stock, par value $0.001 per share, of the Company and certain additional securities of the Company which may become convertible into the Company’s Common Stock.

B.       Under Sections 2.4(a)(ii) and 2.4(b)(vi) of such Purchase Agreement, the delivery of this Agreement is a condition to the sale of Target to Company.

C.       Following the closing of the transactions contemplated by the Purchase Agreement, it is intended that Tertio will be dissolved and its assets, including the Series B Convertible Preferred Stock and the other consideration issued to Tertio pursuant to the Purchase Agreement, will be distributed to the then shareholders of Tertio.  The Company and Tertio agree that the shareholders of Tertio be entitled to the benefit of this Agreement upon such distribution.

AGREEMENT

NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein, the parties hereto agree as follows:

1.        Definitions.  As used in this Agreement, the following terms shall have the indicated meanings:

“Acceptance” means a written notice from a holder of Series B Preferred Stock to the Company containing the information specified in Section 3.1(b).

“Advent” means Advent International Corporation, a Delaware corporation.

“Advent Funds” means Global Private Equity III Limited Partnership, Global Private Equity III-A Limited Partnership, Global Private Equity III-B Limited Partnership, Global Private Equity III-C Limited Partnership, Advent PGGM Global Limited Partnership, Advent Euro-Italian Direct Investment Program Limited Partnership, Advent European Co-Investment Program Limited Partnership, Advent Partners GPE III Limited Partnership, Advent Partners (NA) GPE III Limited Partnership, Digital Media & Communications II Limited Partnership, Advent Global GECC III Limited Partnership, and Advent Partners Limited Partnership, each a Delaware limited partnership, and Advent Crown Fund II C.V, a Dutch limited partnership.

“Adverse Disclosure” means public disclosure of material non-public information, which disclosure in the good faith judgment of the Board of Directors (after consultation with external legal counsel) (i) would be required to be made in any Registration Statement so that such Registration Statement would not be materially misleading, (ii) would not be required to be made at such time but for the filing, effectiveness or continued use of such Registration Statement, and (iii) would be materially detrimental to the Company’s ability to effect a material proposed merger, acquisition or sale.

“Available Unsubscribed Amount” means the difference between the total of all of the Basic Amounts available for purchase by the Institutional Stockholders pursuant to Section 3.1(a) and the Basic Amounts subscribed for pursuant to Section 3.1(b).

“Basic Amount” means, with respect to an Institutional Stockholder, its pro rata portion of the Securities, determined by multiplying the number of Securities by a fraction, the numerator of which is the aggregate number of shares of Common Stock then held by such holder (giving effect to the conversion into Common Stock of all shares of convertible preferred stock and exercise or conversion of all convertible securities to purchase Securities of the Company then held by such holder) and the denominator of which is the total number of shares of Common Stock then outstanding (giving effect to the conversion into Common Stock of all shares of convertible preferred stock or exercise or conversion of other convertible securities or other rights to purchase Securities of the Company then outstanding).

“Board of Directors” means the Board of Directors of the Company.

“CMS Registration Rights Agreement” has the meaning ascribed to it in Section 5.2(b) of this Agreement.

“Commission” means the Securities and Exchange Commission.

“Common Stock” means the common stock, par value $0.001 per share, of the Company, or any common stock or other securities issued in respect of such Common Stock, or into which such Common Stock is converted, due to stock splits, stock dividends or other distributions, merger, consolidation, reclassifications, recapitalizations or otherwise.

“Company” has the meaning ascribed to it in the introductory paragraph hereto.

“Company Election Notice” has the meaning ascribed to it in Section 4.2 of this Agreement.

“Company Policies” means the Company’s (a) Insider Trading Policy, (b) Pre-Clearance and Blackout Policy and (c) Section 16 Compliance Program, as such policies may be amended or modified from time to time.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“GAAP” means generally accepted accounting principles as applied in the United States of America.

“Indemnified Person” means a Person entitled to indemnification pursuant to Sections 2.6(a) or 2.6(b) of this Agreement.

“Indemnifying Person” means a Person obligated to provide indemnification pursuant to Sections 2.6(a) or 2.6(b) of this Agreement.

“Institutional Stockholders” – shall mean Tertio, the Advent Funds, Apax Funds Nominees Limited, an entity formed and registered in England and Wales with company number 02140054, and Four Seasons Venture II A.S, a Norwegian registered corporation.

“Investor” has the meaning ascribed to it in the introductory paragraph hereto.

“Investor Indemnified Person” has the meaning ascribed to it in Section 2.6(a) of this Agreement.

“Offer” means a written notice of any proposed issuance, sale or exchange of Securities containing the information specified in Section 3.1(a).

“Other Registration Rights” means written agreements under which the Company has agreed to include securities of the Company (other than Registrable Shares) in a Registration Statement.

“Other Registration Rights Holders” means holders of securities subject to Other Registration Rights.

“Person” means an individual or a corporation, partnership, limited liability company, association, trust, or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“Prospectus” means the prospectus included in any Registration Statement, as amended or supplemented by an amendment or prospectus supplement, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

“Purchase Agreement” has the meaning ascribed to it in the recitals of this Agreement.

“Refused Securities” means those Securities as to which an Acceptance has not been given by the Institutional Stockholders pursuant to Section 3.1(b).

“Registrable Shares” means (a) the shares of Common Stock issued or issuable upon conversion of the Series B Stock held by an Investor pursuant to the Series B Certificate, (b) any other shares of Common Stock issued or issuable upon the conversion or exercise of any other securities issued in connection with the transactions contemplated by the Purchase Agreement (including convertible debt instruments) held by an Investor, (c) any other shares of Common Stock issued to the Institutional Stockholders pursuant to their exercise of the preemptive rights arising under Section 3 of this Agreement, (d) any Registrable Shares acquired by an Investor from another Investor; provided, however, that shares of Common Stock that are Registrable Shares shall cease to be Registrable Shares upon any sale pursuant to a Registration Statement or Rule 144, and, with respect to Registrable Shares held by Investors who are not Institutional Stockholders, when such Investors may sell pursuant to Rule 144(k).

“Registration Expenses” means all expenses incurred by the Company in complying with the provisions of Section 2 of this Agreement, including (i) all registration and filing fees, exchange listing fees, printing expenses, fees and expenses of counsel for the Company; (ii) the reasonable fees and expenses of Registration Selling Investor Counsel (in an aggregate amount not to exceed $15,000 per registration); (iii) state Blue Sky fees and expenses, and (iv) the expense of any special audits incident to or required by any such registration, but excluding underwriting discounts, selling commissions and the fees and expenses of Registration Selling Investors’ own counsel (other than the Registration Selling Investor Counsel).

“Registration Initiating Investors” means the Investors initiating a request for registration pursuant to Section 2.1(a) of this Agreement.

“Registration Selling Investor” means any Investor owning Registrable Shares included in a Registration Statement.

“Registration Selling Investor Counsel” means, if Investors are participating as Registration Selling Investors with respect to a registration, counsel selected by Advent to represent all Registration Selling Investors with respect to such registration.

“Registration Statement” means a registration statement filed by the Company with the Commission for a public offering and sale of securities of the Company, other than (a) a registration statement on Form S-4 or Form S-8, or their successors, or any other form for a similar limited purpose, or (b) any registration statement covering only securities proposed to be issued in exchange for securities or assets of another corporation or other entity.

“Registration Threshold Amount” has the meaning ascribed to it in Section 2.1(a) of this Agreement.

“Required Investor Information” has the meaning ascribed to it in Section 2.3(b) of this Agreement.

“Rule 144” means Rule 144 promulgated under the Securities Act, and any successor rule or regulation thereto, and in the case of any referenced section of such rule, any successor section thereto, collectively and as from time to time amended and in effect.

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated thereunder.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Securities” means (a) any shares of Common Stock, (b) any other equity securities of the Company, including shares of preferred stock, (c) any option, warrant or other right to subscribe for, purchase or otherwise acquire any equity securities of the Company, and (d) any debt securities convertible into capital stock of the Company.

“Series B Certificate” means the Certificate of Designations of Series B Convertible Preferred Stock forming a part of the Certificate of Incorporation of the Company, as amended from time to time in accordance with the terms thereof.

“Series B Director” means the member of the Board of Directors designated by the holders of shares of Series B Stock pursuant to the Series B Certificate.

“Series B Stock” means the Series B Convertible Preferred Stock of the Company issued pursuant to the Purchase Agreement.

“Shares” means the shares of Series B Stock held by the Investors.

“Shelf Registration Statement” means the Registration Statement filed by the Company with the Commission pursuant to Section 2.3 of this Agreement covering the resale of all Registrable Shares for an offering to be made on a continuous basis pursuant to Rule 415 promulgated under the Securities Act.

“Subsidiary” means any corporation or other entity of which the capital stock or other ownership interests having ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions is at the time directly or indirectly owned by the Company.

“Trading Day” means (a) any day on which the Common Stock is listed or quoted and traded on the Nasdaq National Market, the New York Stock Exchange, the American Stock Exchange or the Nasdaq

SmallCap Market or (b) if the Common Stock is not traded on any such market, then a day on which trading occurs on the New York Stock Exchange (or any successor thereto).

“Transfer” means, as the context requires, (a) any sale, transfer, distribution or other disposition, whether voluntarily or by operation of law, or (b) the act of effecting such a sale, transfer, distribution or other disposition.

“Unsubscribed Amount” means, with respect to an Institutional Stockholder, any additional portion of the Securities attributable to the Basic Amounts of other Institutional Stockholders as such holder indicates it will purchase or acquire should the other holders subscribe for less than their Basic Amounts.

2.             Registration Rights

2.1.          Demand Registrations

(a)           Subject to the last sentence of this Section 2.1(a), if for any reason the Shelf Registration Statement to be prepared and filed by the Company has not been declared effective by the Commission within 120 consecutive days from the date hereof as contemplated by Section 2.3 of this Agreement, Investors holding in the aggregate at least a majority of the shares of Series B Stock then outstanding may, at any time and from time to time, request, in writing, that the Company file a Registration Statement on Form S-3 (or any successor form) to effect the registration of an offering of Registrable Shares owned by such Investor(s) and having an aggregate value of at least $5,000,000 based on the last reported sale price of the Common Stock on the trading day immediately preceding the date of such request (the “Registration Threshold Amount”); provided, however, that, if at the time of such request the Company is not eligible to register for resale the Registrable Shares on Form S-3, the Company shall register the Registrable Shares on such other form as the Company is eligible to use.  The Company shall set forth in such Form S-3 any information that may be required in a registration that is filed on Form S-1 and that the lead underwriter managing the offering reasonably requests (as determined by the Company) be expressly included in the Registration Statement.  Notwithstanding the foregoing, in the event that the Shelf Registration Statement has not become effective by the expiration of such 120 consecutive day period as a result of an ongoing review by the Commission, the Company shall not be deemed to be in breach of its obligations under this Section 2.1(a) so long as it continues to diligently pursue and use its best efforts to cause the Shelf Registration Statement to become effective as soon as possible thereafter.

(b)           Upon receipt of any request for registration pursuant to this Section 2 of this Agreement, the Company shall promptly (but in any event within ten (10) consecutive days of receipt of such request) give written notice of such proposed registration to all other Investors.  Such other Investors shall have the right, by giving written notice to the Company within twenty (20) consecutive days after the Company provides its notice, to elect to have included in such registration such of their Registrable Shares as such Investors may request in such notice of election, subject in the case of an underwritten offering to the terms of Section 2.1(c) of this Agreement.  Thereupon, the Company shall, as expeditiously as possible, use its best efforts to effect the registration on an appropriate registration form of all Registrable Shares that the Company has been requested to so register.

(c)           If the Registration Initiating Investors intend to distribute the Registrable Shares covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to Section 2.1(a) of this Agreement and the Company shall include such information in its written notice referred to in Section 2.1(b) of this Agreement.  In such event, (i) the right of any other Investor to include its Registrable Shares in such registration pursuant to Section 2.1(a) of this Agreement shall be conditioned upon such other Investor’s participation in such underwriting on the terms set forth herein, and (ii) all Investors including Registrable Shares in such registration shall enter into an underwriting agreement upon customary terms with the underwriter or underwriters managing the offering; provided that such underwriting agreement shall not provide for indemnification or contribution obligations on the part of the Investors materially greater than the obligations of the Investors pursuant to Section 2.6 of this Agreement.  If the Company and the Registration Initiating Investors are unable to mutually agree on the managing underwriter(s) for any underwritten offering pursuant to Section 2.1(a) of this Agreement within 15 consecutive days after the Company receives the Registration Initiating Investors’ request, the Company shall select an underwriter out of a pool of three underwriting firms chosen by the Registration Initiating Investors, each of which firms shall have a national reputation and experience with software companies.  If any Investor that has requested inclusion of its Registrable Shares in such registration as provided above disapproves of the terms of the underwriting, such Person may elect, by written notice to the Company, to withdraw its Registrable Shares from such Registration Statement and underwriting; provided, however, that, if Registration Selling Investors holding a majority of the remaining Registrable Shares mutually agree, the Company shall continue to effect the registration of such remaining Registrable Shares regardless of whether the aggregate value of the remaining Registrable Shares is less than the Registration Threshold Amount.  If the lead managing underwriter advises the Company in writing that marketing factors require a limitation on the number of shares to be underwritten, the number of Registrable Shares to be included in the Registration Statement and underwriting shall be allocated among all Investors requesting registration in proportion, as nearly as practicable, to the respective number of Registrable Shares each Investor has requested be included in such registration.

(d)           The Company shall not be required to effect more than a total of three (3) registrations requested pursuant to Section 2.1(a) of this Agreement (an offering which is not consummated shall not be counted for this purpose).  The Investors shall not deliver a notice pursuant to Section 2.1(a) of this Agreement requesting registration of any underwritten offering until at least 6 months after the closing of any prior underwritten offering registered pursuant to a request under Section 2.1(a) of this Agreement.  For purposes of this Section 2.1(d), a Registration Statement shall not be counted until such time as such Registration Statement has been declared effective by the Commission.  Notwithstanding the foregoing, the first, and only the first, time any request for registration that is withdrawn by the Registration Initiating Investors (other than at the request of the Company) and that is primarily as a result of material adverse information concerning the business or financial condition of the Company, where such information is made known to the Registration Initiating Investors after the date on which such registration statement was filed, shall not count as a Registration Statement.  Except as set forth in the previous sentence, all Registration Statements withdrawn by the Investors shall count as a Registration Statement; provided however, that a Registration Statement that is withdrawn by the Investors at the request of the Company shall not count as a Registration Statement for purposes of this Section 2.1.

(e)           If at the time of any request to register Registrable Shares by Registration Initiating Investors pursuant to this Section 2.1, the Company is engaged or has plans to engage in a registered public offering or is engaged in a material proposed acquisition, disposition, financing, reorganization, recapitalization or similar transaction that, in the good faith determination of the Board of Directors, could be adversely affected by the requested registration, then the Company may at its option direct that such request be delayed for a period not in excess of 45 consecutive days from the date of such request, such right to delay a request to be exercised by the Company not more than once in any 12-month period.

2.2.          Incidental Registrations

(a)           Whenever the Company proposes to file a Registration Statement covering shares of Common Stock (other than a Registration Statement filed pursuant to Section 2.1 or 2.3 of this

Agreement) at any time and from time to time, it shall, prior to such filing, give written notice to all Investors of its intention to do so; provided that no such notice need be given if no Registrable Shares are to be included therein as a result of a written notice from the managing underwriter pursuant to Section 2.2(b) of this Agreement.  Upon the written request of an Investor or Investors given within 10 consecutive days after the Company provides such notice (which request shall state the intended method of disposition of such Registrable Shares), the Company shall use its best efforts to cause all Registrable Shares that the Company has been requested by such Investor or Investors to register to be registered under the Securities Act to the extent necessary to permit their sale or other disposition in accordance with the intended methods of distribution specified in the request of such Investor or Investors; provided that the Company shall have the right to postpone or withdraw any registration effected pursuant to this Section 2.2 without obligation upon 5 consecutive days’ advance written notice to the Investors.  Upon receipt of any such notice, the Investors may elect to exercise their right to demand a registration in accordance with Section 2.1 of this Agreement.

(b)           If the registration for which the Company gives notice pursuant to Section 2.2(a) of this Agreement is a registered public offering involving an underwriting, the Company shall so advise the Investors as a part of the written notice given pursuant to Section 2.2(a) of this Agreement.  In such event, (i) the right of any Investor to include its Registrable Shares in such registration pursuant to this Section 2.2 shall be conditioned upon such Investor’s participation in such underwriting on the terms set forth herein and (ii) all Investors including Registrable Shares in such registration shall enter into an underwriting agreement upon customary terms with the underwriter or underwriters selected for the underwriting by the Company, provided that such underwriting agreement shall not provide for indemnification or contribution obligations on the part of the Investors materially greater than the obligations of the Investors pursuant to Section 2.6 of this Agreement.   If any Investor who has requested inclusion of its Registrable Shares in such registration as provided above disapproves of the terms of the underwriting, such Investor may elect, by written notice to the Company, to withdraw its shares from such Registration Statement and underwriting.  If the managing underwriter advises the Company in writing that marketing factors require a limitation on the number of shares to be underwritten, the shares held by holders other than the Investors shall be excluded from such Registration Statement and underwriting to the extent deemed advisable by the managing underwriter, and if a further reduction of the number of shares is required, the number of shares that may be included in such Registration Statement and underwriting shall be allocated among all Investors requesting registration in proportion, as nearly as practicable, to the respective number of shares of Common Stock (on an as converted basis) held by them on the date the Company gives the notice specified in Section 2.2(a) of this Agreement.  If any Investor would thus be entitled to include more shares than such holder has requested to be registered, the excess shall be allocated among other requesting Investors pro rata in the manner described in the preceding sentence.

2.3.          Shelf Registration.

(a)           The Company shall prepare and file with the Commission a Shelf Registration Statement as promptly as practicable after the date hereof (and in any event by no later than 60 consecutive days after the date hereof), and shall take such steps as are necessary to enable the Shelf Registration to be declared effective by the Commission as promptly as practicable after the date hereof and in any event by no later than 90 consecutive days after the date of this Agreement or, if the Shelf Registration Statement (including any of the documents incorporated by reference therein) is the subject of a complete or partial review by the Commission, in any event by no later than 120 consecutive days after the date of this Agreement.  Notwithstanding the foregoing, in the event that the Shelf Registration Statement has not become effective by the expiration of such 120 consecutive day period as a result of an ongoing review by the Commission, the Company shall not be deemed to be in breach of its obligations under this Section 2.3(a) so long as it continues to diligently pursue and use its best efforts to cause the

Shelf Registration Statement to become effective as soon as possible thereafter.  The Shelf Registration Statement shall be on Form S-3 (except if the Company is not then eligible to register for resale the Registrable Shares on Form S-3, in which case such Shelf Registration Statement shall be on such other form as the Company is eligible to use).  The Company shall notify each Investor in writing promptly (in any event within one Trading Day) after receiving notification from the Commission that the Shelf Registration Statement has been declared effective.

(b)           Notwithstanding any of the foregoing, in the event that the Investors do not provide the Company with information regarding the Investors and the Target reasonably requested by the Company in order to prepare and file the Shelf Registration Statement (including, but not necessarily limited to, (i) a plan of distribution of the Securities to be registered, (ii) financial statements of Target meeting the requirements of Regulation S-X promulgated under the Securities Act and (iii) such other information that relate to the Investors and the Target that is both customary and necessary for the completion of the Shelf Registration Statement that the Company may reasonably request (collectively, the “Required Information”) on or before the fiftieth (50th) day after the date hereof, the date by which the Company’s obligation hereunder must be satisfied shall be extended until that date which is ten (10) consecutive days after the delivery by the Investors of the Required Information.

2.4.          Registration Procedures

(a)          If and whenever the Company is required by the provisions of this Agreement to use its best efforts to effect the registration of any Registrable Shares under the Securities Act, the Company shall:

(i)            prepare and file with the Commission a Registration Statement with respect to such Registrable Shares and use its best efforts to cause that Registration Statement to become effective as soon as possible;

(ii)           not less than (A) five Trading Days prior to the filing of the Shelf Registration Statement or any related Prospectus or any amendment or supplement thereto (including any document that would be incorporated or deemed to be incorporated therein by reference), or (B) ten (10) Trading Days prior to the filing of any Registration Statement or any related Prospectus or any amendment or supplement thereto (including any document that would be incorporated or deemed to be incorporated therein by reference), the Company shall (1) furnish to each Registration Selling Investor and the Registration Selling Investor Counsel copies of all such documents proposed to be filed, which documents (other than those incorporated or deemed to be incorporated by reference) will be subject to the review of such Registration Selling Investor and Registration Selling Investor Counsel, and (2) cause its officers and directors, counsel and independent certified public accountants to respond to such inquiries as shall be necessary, in the reasonable opinion of respective counsel, to conduct a reasonable investigation within the meaning of the Securities Act; and the Company shall not file any Registration Statement or any such Prospectus or any amendments or supplements thereto to which the Registration Selling Investors holding a majority of the Registrable Securities to be registered thereunder and their counsel shall reasonably object, provided that such objection is communicated to the Company within three Trading Days of receipt of such documents;

(iii)          as expeditiously as possible prepare and file with the Commission any amendments and supplements to the Registration Statement and the prospectus included in the Registration Statement as may be necessary to comply with the provisions of the Securities Act (including the anti-fraud provisions thereof) and use its best efforts to keep the Registration Statement continuously effective:

(A)          in the case of the Shelf Registration Statement filed pursuant to Section 2.3 of this Agreement, until the date on which all of the Registrable Shares covered by the Shelf Registration Statement have been sold; and

(B)           in the case of all other registrations, for (1) 180 consecutive days from the effective date or such greater period, up to 360 consecutive days, as an underwriter may require, or (2) such lesser period until all such Registrable Shares are sold; provided that the number of days specified in this clause (B) shall not include any day on which a Registration Selling Investor is restricted from offering or selling Registrable Shares pursuant to Sections 2.4(a)(iv) or 2.4(a)(v) of this Agreement;

(iv)          in all cases respond as promptly as possible to any comments received from the Commission with respect to any Registration Statement or any amendment thereto;

(v)           as expeditiously as possible furnish to each Registration Selling Investor and Registration Selling Investor Counsel, without charge, at least one conformed copy of the applicable  Registration Statement and each amendment thereto, including financial statements and schedules, all documents incorporated or deemed to be incorporated therein by reference, and all exhibits to the extent requested by such Person (including those previously furnished or incorporated by reference) promptly after the filing of such documents with the Commission;

(vi)          as expeditiously as possible furnish to each Registration Selling Investor (with a copy to Registration Selling Investor Counsel) such reasonable numbers of copies of the Prospectus, including any preliminary Prospectus, in conformity with the requirements of the Securities Act, and such other documents as such Registration Selling Investor may reasonably request in order to facilitate the public sale or other disposition of the Registrable Shares owned by such Registration Selling Investor; and the Company hereby consents to the use of any such Prospectus and each amendment or supplement thereto by each Registration Selling Investor in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any amendment or supplement thereto;

(vii)         use its best efforts to avoid the issuance of or, if issued, obtain the withdrawal of (x) any order suspending the effectiveness of any Registration Statement or (y) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction as soon as reasonably practicable;

(viii)        as expeditiously as possible (and in the case of the Shelf Registration Statement, prior to the public offering of Registrable Securities pursuant thereto) use its best efforts to register or qualify the Registrable Shares covered by the Registration Statement under the securities or Blue Sky laws of such states as the Registration Selling Investors shall reasonably request, and do any and all other acts and things that may be necessary or desirable to enable the Registration Selling Investors to consummate the public sale or other disposition in such states of the Registrable Shares owned by the Registration Selling Investors; provided, however, that the Company shall not be required in connection with this paragraph (viii) to qualify as a foreign corporation or execute a general consent to service of process in any jurisdiction;

(ix)           as expeditiously as possible, cause all such Registrable Shares to be listed on each securities exchange or automated quotation system on which similar securities issued by the Company are then listed;

(x)            promptly provide a transfer agent and registrar for all such Registrable Shares not later than the effective date of such registration statement;

(xi)           cooperate with the Registration Selling Investors to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be delivered to a transferee pursuant to an effective Registration Statement, which certificates shall be free, to the extent permitted hereunder, of all restrictive legends, and to enable such Registrable Securities to be in such denominations and registered in such names as any such Registration Selling Investors may request;

(xii)          promptly make available for inspection by the Registration Selling Investors, any managing underwriter participating in any disposition pursuant to such Registration Statement, and any attorney or accountant or other agent retained by any such underwriter or selected by the Registration Selling Investors, all financial and other records, pertinent corporate documents and properties of the Company and cause the Company’s officers, directors, employees and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such Registration Statement; provided that, unless otherwise mutually agreed by the Company and the recipient Investor, the Company will not make any material nonpublic information available to an Investor; and provided further that, for purposes of this Section 2.4(a)(xii), to the extent that any material non public information is made available to the Series B Director, or any material nonpublic information is made available to the individual designated by the Investors to attend all meetings of the Board of Directors (and all committees thereof) as a nonvoting observer in accordance with Section 4.3 of this Agreement, any such material nonpublic information shall not be considered to have been made available to or received by any of the respective Investors.

(xiii)         in connection with an underwritten disposition of Registrable Shares, provide such reasonable assistance in the marketing of the Registrable Shares as is customary of issuers in primary underwritten public offerings (including participation by its senior management in “road shows”).

(b)           At any time when a Prospectus is required to be delivered under the Securities Act, the Company shall promptly notify each Registration Selling Investor and Registration Selling Investor Counsel of any of the following events: (i) the Commission notifies the Company whether there will be a “review” of the Registration Statement; (ii) the Commission comments in writing on the Registration Statement (in which case the Company shall deliver to each Registration Selling Investor a copy of such comments and of all written responses thereto); (iii) the Registration Statement or any post-effective amendment is declared effective or a supplement to any Prospectus forming a part of such Registration Statement has been filed; (iv) the Commission or any other Federal or state governmental authority requests any amendment or supplement to the Registration Statement or Prospectus or requests additional information related thereto; (v) the Commission issues any stop order suspending the effectiveness of the Registration Statement or initiates any Proceeding (as defined in the Purchase Agreement) for that purpose; (vi) the Company receives notice of any suspension of the qualification or exemption from qualification of the Registrable Securities for sale in any jurisdiction, or the initiation or threat of any Proceeding for such purpose; or (vii) the financial statements included in the Registration Statement become ineligible for inclusion therein or any statement made in the Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference is untrue in any material respect or any revision to the Registration Statement, Prospectus or other document is required so that it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.  If requested, the Registration Selling Investors shall immediately cease making offers of Registrable Shares pursuant to the Registration Statement until their receipt of the copies of the supplemented or amended Prospectus.  Following receipt of the revised Prospectuses, the Registration Selling Investors shall be free to resume making offers of the Registrable Shares.

(c)           In the event that it is advisable to suspend use of a Prospectus included in a Registration Statement because continued use would require Adverse Disclosure, the Company shall notify all Registration Selling Investors to such effect, and, upon receipt of such notice, each such Registration Selling Investor shall immediately discontinue any sales of Registrable Shares pursuant to such Registration Statement until such Registration Selling Investor has received copies of a supplemented or amended Prospectus or until such Registration Selling Investor is advised in writing by the Company that the then current Prospectus may be used and has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in such Prospectus.  Notwithstanding anything to the contrary herein, the Company shall not exercise its rights under this Section 2.4(c) to suspend sales of Registrable Shares for a period in excess of 60 consecutive days or a total of 90 days in any 365 consecutive day period; provided that the Company may suspend such sales for a period of up to 90 consecutive days (and a total of 120 days in a 365 consecutive day period) if the reason for the continued suspension beyond 60 consecutive days relates solely to the preparation of financial statements required to be filed in accordance with Item 9.01 of Form 8-K under the Exchange Act (in which event the Company shall use its best efforts to cause such financial statements to be prepared as promptly as reasonably practicable in the circumstances), and such suspension period shall automatically terminate two Trading Days after the filing of such financial statements.  In no event shall the Company’s right under this Section 2.4(c) be exercised to suspend sales of Registrable Shares beyond the period during which sales of Registrable Shares would require Adverse Disclosure.  After the end of any suspension period under this Section 2.4, the Company shall use its best efforts (including filing any required supplemental prospectus) to restore, as promptly as reasonably possible, the effectiveness of the Registration Statement and the ability of the Registration Selling Investors to publicly resell their Registrable Securities pursuant to such effective Registration Statement.

2.5.          Payment of Expenses.  The Company will pay all Registration Expenses for all registrations under this Agreement.

2.6.          Indemnification and Contribution

(a)           In the event of any registration of any of the Registrable Shares under the Securities Act pursuant to this Agreement, the Company shall indemnify and hold harmless each Registration Selling Investor and each underwriter of such Registrable Shares, their respective partners, members, agents, directors, officers, fiduciaries, investment advisors, brokers and employees of each of them, and each other Person, if any, who controls such Registration Selling Investor or underwriter within the meaning of the Securities Act or the Exchange Act and the officers, directors, partners, members, agents and employees of each such controlling Person (each such Person an “Investor Indemnified Person”), to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, settlement costs and expenses, as incurred, joint or several, that arise out of, relate to or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement under which such Registrable Shares were registered under the Securities Act, any preliminary prospectus or final prospectus contained in the Registration Statement or any amendment or supplement to such Registration Statement or Prospectus, (ii) the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law in connection with the Registration Statement or the offering contemplated thereby; and the Company will reimburse such Investor Indemnified Person for any legal or any other expenses reasonably incurred by such Investor Indemnified Person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable to any Investor Indemnified Person, in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any untrue statement or omission made in such Registration

Statement, preliminary prospectus or prospectus, or any such amendment or supplement, in reliance upon and in conformity with information furnished to the Company, in writing, by such Person specifically for use in the preparation thereof.

(b)           In the event of any registration of any of the Registrable Shares under the Securities Act pursuant to this Agreement, each Registration Selling Investor, severally and not jointly, will indemnify and hold harmless the Company, each of its directors and officers and each underwriter (if any) and each Person, if any, who controls the Company or any such underwriter within the meaning of the Securities Act or the Exchange Act, against any and all losses, claims, damages, liabilities, settlement costs and expenses arising solely out of (i) any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement under which such Registrable Shares were registered under the Securities Act, any preliminary prospectus or final prospectus contained in the Registration Statement, or any amendment or supplement to the Registration Statement or Prospectus, or (ii) any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, if and to the extent (and only to the extent) that the statement or omission was made in reliance upon and in conformity with information relating to such Registration Selling Investor furnished in writing to the Company by such Registration Selling Investor specifically for use in connection with the preparation of such Registration Statement, prospectus, amendment or supplement; provided, however, that the obligations of a Registration Selling Investor hereunder shall be limited to an amount equal to the net proceeds to such Registration Selling Investor of Registrable Shares sold in connection with such registration.

(c)           Each Indemnified Person shall give notice to the Indemnifying Person promptly after such Indemnified Person has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Person to assume the defense of any such claim or any litigation resulting therefrom; provided, that counsel for the Indemnifying Person, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Person (whose approval shall not be unreasonably withheld, conditioned or delayed); and provided further, that the failure of any Indemnified Person to give notice as provided herein shall not relieve the Indemnifying Person of its obligations under this Section 2.6 except to the extent that the Indemnifying Person is actually prejudiced by such failure. The Indemnified Person may participate in such defense at such party’s expense; provided, however, that the Indemnifying Person shall pay such expense if the Indemnified Person reasonably concludes that representation of such Indemnified Person by the counsel retained by the Indemnifying Person would be inappropriate due to actual or potential conflicts of interests between the Indemnified Person and any other party represented by such counsel in such proceeding; and provided further, that in no event shall the Indemnifying Person be required to pay the expenses of more than one law firm per jurisdiction as counsel for the Indemnified Person.  The Indemnifying Person also shall be responsible for the expenses of such defense if the Indemnifying Person does not elect to assume such defense.  No Indemnifying Person, in the defense of any such claim or litigation shall, except with the consent of each Indemnified Person, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Person of a release from all liability in respect of such claim or litigation, and no Indemnified Person shall consent to entry of any judgment or settle such claim or litigation without the prior written consent of the Indemnifying Person, which consent shall not be unreasonably withheld, conditioned or delayed.

(d)           In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in this Section 2.6 is due in accordance with its terms but for any reason is held to be unavailable to an Indemnified Person in respect to any losses, claims, damages and liabilities referred to herein, then the Indemnifying Person shall, in lieu of indemnifying such Indemnified Person, contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities to which such party may be subject in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and the Registration Selling Investors on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities.  The relative fault of the Company and the Registration Selling Investors shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of material fact related to information supplied by the Company or the Registration Selling Investors and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The Company and the Registration Selling Investors agree that it would not be just and equitable if contribution pursuant to this Section 2.6(d) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to above.  Notwithstanding the provisions of this Section 2.6(d), in no case shall any one Registration Selling Investor be liable or responsible for any amount in excess of the net proceeds received by such Registration Selling Investor from the offering of Registrable Shares; provided, however, that no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.  Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this Section 2.6(d), notify such party or parties from whom contribution may be sought, but the omission so to notify such party or parties from whom contribution may be sought shall not relieve such party from any other obligation it or they may have thereunder or otherwise under this Section 2.6(d).  No party shall be liable for contribution with respect to any action, suit, proceeding or claim settled without its prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed.

(e)           The indemnity and contribution agreements contained in this Section 2.6 are in addition to any other liability that any Indemnifying Person may have to any Indemnified Person.

2.7.          Other Matters with Respect to Underwritten Offerings.  In the event that Registrable Shares are sold pursuant to a Registration Statement in an underwritten offering pursuant to Section 2.1 of this Agreement, the Company agrees to (a) enter into an underwriting agreement containing customary representations and warranties with respect to the business and operations of the Company and customary covenants and agreements to be performed by the Company, including customary provisions with respect to indemnification by the Company of the underwriters of such offering; (b) use its best efforts to cause its legal counsel to render customary opinions to the underwriters with respect to the Registration Statement; and (c) use its best efforts to cause its independent public accounting firm to issue customary “cold comfort letters” to the underwriters with respect to the Registration Statement.

2.8.          Information by Investor.  Without limiting anything set forth in Section 2.3 of this Agreement, each holder of Registrable Shares included in any registration shall furnish to the Company such customary information regarding such holder and the distribution proposed by such holder as the Company may reasonably request in writing and that is required under applicable laws, rules and regulations.

2.9.          Effective Date and Termination of Registration Rights.  The rights and obligations under this Section 2 shall (a) become effective with respect to each Investor upon the issuance or transfer of Registrable Shares to the Investor and (b) terminate with respect to each Investor on the first date on which such Investor no longer holds any Registrable Shares, except that the rights and obligations of the Company and the Registration Selling Investors under Section 2.6 of this Agreement (relating to indemnification) shall survive any termination of this Agreement or any part thereof.

3.             Preemptive Rights.

3.1.          Rights of Investors.

(a)           The Company shall not issue, sell or exchange, agree to issue, sell or exchange, or reserve or set aside for issuance, sale or exchange, any Securities, unless in each such case the Company shall have first complied with this Section 3.  The Company shall deliver to the Institutional Stockholders an Offer, which shall (i) identify and describe the Securities, (ii) describe the price (expressed in either a fixed dollar amount or a definitive formula pursuant to which the only variable is the market price of the Common Stock at or near the time of the proposed issuance, sale or exchange) and other terms upon which they are to be issued, sold or exchanged, and the number or amount of the Securities to be issued, sold or exchanged, (iii) identify the offerees or purchasers (if known) to which or with which the Securities are to be offered, issued, sold or exchanged, and (iv) offer to issue and sell to or exchange with such Institutional Stockholders (1) such holder’s Basic Amount and (2) such holder’s Unsubscribed Amount.

(b)           To accept an Offer, in whole or in part, the Institutional Stockholders must deliver to the Company, on or prior to the date fifteen (15) consecutive days after the date of delivery of the Offer, an Acceptance indicating the portion of such holder’s Basic Amount that such holder elects to purchase and, if such holder shall elect to purchase all of its Basic Amount, the Unsubscribed Amount (if any) that such holder elects to purchase.  If the Basic Amounts subscribed for by all Institutional Stockholders are less than the total of all of the Basic Amounts available for purchase, then each holder who has set forth an Unsubscribed Amount in its Acceptance shall be entitled to purchase, in addition to the Basic Amounts subscribed for, the Unsubscribed Amount it has subscribed for; provided, however, that if the Unsubscribed Amounts subscribed for exceed the Available Unsubscribed Amount, each holder who has subscribed for any Unsubscribed Amount shall be entitled to purchase only that portion of the Available Unsubscribed Amount as the Unsubscribed Amount subscribed for by such holder bears to the total Unsubscribed Amounts subscribed for by all Institutional Stockholders, subject to rounding by the Board to the extent it deems reasonably necessary.

(c)           The Company shall have ninety (90) consecutive days from the expiration of the period set forth in Section 3.1(b) to issue, sell or exchange all or any part of the Refused Securities, but only to the offerees or purchasers described in the Offer (if so described therein) and only upon terms and conditions (including unit prices and interest rates) that are not more favorable, in the aggregate, to the offerees or purchasers than those set forth in the Offer.

(d)           In the event the Company shall propose to sell less than all the Refused Securities, then each Institutional Stockholder may, at its sole option and in its sole discretion, reduce the number or amount of the Securities specified in its Acceptance to an amount that shall be not less than the number or amount of the Securities that the holder elected to purchase pursuant to Section 3.1(b) multiplied by a fraction, (i) the numerator of which shall be the number or amount of Securities the Company actually proposes to issue, sell or exchange (including Securities to be issued or sold to the Institutional Stockholders pursuant to Section 3.1(b) prior to such reduction) and (ii) the denominator of which shall be the original amount of the Securities.  In the event that any of the Institutional Stockholders so elects to reduce the number or amount of Securities specified in its Acceptance, the Company may not issue, sell or exchange more than the reduced number or amount of the Securities unless and until such securities have again been offered to the Institutional Stockholders in accordance with Section 3.1(a).

(e)           Upon (i) the closing of the issuance, sale or exchange of all or less than all of the Refused Securities or (ii) such other date agreed to by the Company, the Institutional Stockholders who have subscribed for a majority of the Securities subscribed for by the Institutional Stockholders, such holder or holders shall acquire from the Company and the Company shall issue to such holder or holders, the number or amount of Securities specified in the Acceptances, as reduced pursuant to Section 3.1(d) if any of the holders has so elected, upon the terms and conditions specified in the Offer.

(f)            The purchase by the Institutional Stockholders of any Securities is subject in all cases to the preparation, execution and delivery by the Company and the Institutional Stockholders of a purchase agreement relating to such Securities reasonably satisfactory in form and substance to the Institutional Stockholders.

(g)           Securities not acquired by the Institutional Stockholders in accordance with Section 3.1(a) and not sold pursuant to Section 3.1(b) may not be issued, sold or exchanged until they are again offered to the Institutional Stockholders under the procedures specified in this Section 3.

(h)           The preemptive rights provided to the Institutional Stockholders under this Section 3 shall be effective (i) with respect to Tertio upon the execution of this Agreement and with respect to all other Institutional Stockholders upon the date on which shares of Series B Preferred Stock or Common Stock are transferred to the Institutional Stockholders by Tertio; and (ii) only for so long as the Institutional Stockholders continue to hold Common Stock and other Securities convertible into Common Stock consisting no less than an aggregate of ten (10%) percent of the aggregate number of shares of Registrable Shares held by the Institutional Stockholders as of the date of this Agreement.

3.2.          Excluded Transactions.  The rights of the Institutional Stockholders under this Section 3 shall not apply to:

(a)           any issuance of securities of the Company for consideration other than cash, including the issuance of shares (i) as a stock dividend to holders of Common Stock, Series B Preferred Stock or any other Company securities, or upon any subdivision or combination of shares of Common Stock, Series B Preferred Stock or any other Company securities and (ii) upon exercise or conversion of preferred stock, options, warrants or debt securities exercisable or convertible for Common Stock pursuant to their terms; and

(b)           any issuance of securities of the Company if such issuance (i) is excluded from the definition of “Additional Shares of Common Stock” as set forth in the Series B Certificate or (ii) is in connection with a merger, consolidation, recapitalization, reorganization or other transaction in which (x) the Company is a constituent party or (y) a subsidiary of the Company is a constituent party and the Corporation issues shares of its capital stock pursuant to such transaction.

4.             Board of Directors.

4.1.          Series B Director.

(a)           The Company confirms that, effective contemporaneously with the execution and delivery of this Agreement, Peter Skinner has become a director of the Company, pursuant to the right of the Investors to designate the Series B Director under Section 3(b) of the Series B Certificate.  The Compensation Committee of the Board of Directors of the Company shall include the Series B Director if requested in writing by the Investors holding a majority of the shares of Series B Preferred Stock.

(b)           The Company and the Investors agree to take any such further actions as may be necessary or desirable to effect the election, from time to time in the future, of the Series B Director to (i) the Board of Directors, and (ii) the Compensation Committee of the Board of Directors, if so requested.

(c)           No individual designated to serve on the Board of Directors as the Series B Director shall be deemed to be the deputy of or otherwise required to discharge his or her duties under the direction of, or with special attention to the interests of, the Investors.

4.2.          Designation of Series B Director.  For so long as the Investors retain the right to designate the Series B Director under Section 3(b) or Section 4(b) of the Series B Certificate, the Company shall provide the Investors with at least 30 consecutive days’ prior written notice (a “Company Election Notice”) of any intended mailing of a notice to stockholders for a meeting or other action relating to an election of directors.  The Company Election Notice shall specify (i) the date of such meeting, (ii) the date on which such mailing is intended to be made, and (iii) the name or names of the directors of the Company whose terms are to expire at such meeting.  If the Series B Director is one of the directors whose term is indicated in the Company Election Notice as expiring and the Investors retain the right to designate the Series B Director under Section 3(b) of the Series B Certificate, then the Investors holding in the aggregate at least a majority of the shares of Series B Stock on the record date for such election shall give written notice to the other Investors and the Company, no later than 15 days after receipt of the Company Election Notice, of such individual to be designated by the Investors as the Series B Director for election to the Board of Directors as of the date of such meeting.  It shall be a condition to including any such individual in the applicable proxy materials that the designated Series B Director provide the information concerning his or her history, background, or as otherwise required under the Exchange Act.  The individual designated pursuant to the preceding sentence or otherwise in accordance with the Series B Certificate, shall be elected to the Board of Directors as the Series B Director contemporaneously with such election of directors.  If the Investors fail to give notice to the Company provided above, then the individual then serving as the Series B Director shall be deemed to have been designated for reelection.

4.3.          Observer Rights.  For so long as the Investors hold, in the aggregate such number of shares of Series B Preferred Stock and other convertible securities of the Company (including convertible debt instruments) which would, upon the conversion into Common Stock of all such shares of Series B Preferred Stock and such other convertible securities when taken together with that number of Common Stock then held by the Investors constitute no less than two (2%) percent of the Company’s issued and outstanding Common Stock after having given effect to such conversion, the Company shall give the Investors written notice of each meeting of the Board of Directors and each committee thereof at least at the same time and in the same manner as notice is given to the directors, and the Company shall permit a representative of the Investors to attend as a non-voting observer all meetings of the Board of Directors and all committees thereof.  The Investors shall provide the Company with written notice identifying the individual who shall exercise board observations rights on behalf of the Investors.  Effective upon execution and delivery of this Agreement, the Investors hereby appoint James Brocklebank as the initial board observer.  The Company shall deliver to the representative of the Investors all written materials and other information (including without limitation copies of meeting minutes) given to directors in connection with such meetings at the same time such materials and information are given to the directors.  The Investors understand and acknowledge that the Board of Directors (or a committee of the Board of Directors, as the case may be) shall have and reserve the right to exclude the observer from all or any portion of a meeting to the extent (i) necessary to preserve attorney client privilege or (ii) the Board of Directors (or such committee), in its sole discretion, deems the presence of such observer to be inconsistent with the Company’s goal of adhering to best practices of corporate governance or otherwise inadvisable under then-current laws, rules, regulations, including any guidelines and interpretations thereof applicable to the Company set forth or proposed by Nasdaq, exchange or any trading quotation system on which the Common Stock is then traded.  The Company shall use its best efforts to provide such observer with as much advance notice as is reasonably practicable of such need for exclusion.  If any action is proposed to be taken by written consent in lieu of a meeting of the Board of Directors or any committee thereof, the Company shall give written notice thereof to the Investors on or before the effective date of such consent describing in reasonable detail the nature and substance of such proposed action.  Notwithstanding the foregoing, (a) the observer rights granted pursuant to this Section 3.3 shall be subject to the Investors and the observer complying with the Company Policies, and (b) the Investors agree, and any observer will agree in writing, to hold in confidence all confidential information concerning the Company provided to the Investors or learned by the Investors in connection with its rights under this Section 4.3, using the same degree of care as the Investors use to protect their own confidential information, except to the extent higher standards otherwise required by law and any other regulatory process to which any Investor is subject.

4.4.          Other Covenants.

(a)           For so long as any Series B Director is serving on the Board of Directors pursuant to Section 4.2 of this Agreement or otherwise in accordance with the Series B Certificate:

(i)            The Company shall reimburse the Series B Director for his or her reasonable out-of-pocket expenses incurred in attending meetings of the Board of Directors or any committee thereof, to the extent provided in, and in accordance with, the Company’s reimbursement policy in effect from time to time with respect to other directors who are not employees of the Company or a Subsidiary.  The Series B Director shall be entitled to receive such fees or other compensation as may be paid by the Company from time to time to directors who are not employees of the Company or a Subsidiary.

(ii)           The Company’s Certificate of Incorporation shall at all times provide for the indemnification of the members of the Board of Directors to the fullest extent provided by the Delaware General Corporation Law and to the maximum extent provided in any indemnification agreement entered into between the Company and any of its directors and officers.  In the event that the Company or any of its successors or assigns (A) consolidates with or merges into any other entity and shall not be the continuing or surviving corporation in such consolidation or merger or (B) Transfers all or substantially all of its properties and assets to any entity, then, and in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of the Company assume the obligations of the Company with respect to indemnification of members of the Board of Directors as contained in the Company’s Certificate of Incorporation.

(iii)          The Company shall use its best efforts to carry and maintain insurance against directors’ and officers’ liability to cover the Series B Director to the same extent as directors elected by the holders of Common Stock in the amounts presently in place which are set forth on Schedule 4.4(a)(iii).

(b)           For so long as the representative of the Investors attends as a non-voting observer all meetings of the Board of Directors and all committees thereof, the Company shall reimburse the representative of the Investors for his or her reasonable out-of-pocket expenses incurred in attending meetings of the Board of Directors or any committee thereof, to the extent provided in, and in accordance with, the Company’s reimbursement policy in effect from time to time with respect to directors who are not employees of the Company or a Subsidiary.

(c)           By executing the signature page to this Agreement, each of the Investors hereby (i) acknowledges the receipt of a copy of each Company Policy as in effect on the date hereof, (ii) agrees to comply with such Company Policies, and (iii) agrees to use its best efforts to cause the Series B Director and the observer to comply with such Company Policies.

4.5.          Consent Right of Investors.  For so long as the Investors are not entitled to vote their shares of Series B Preferred Stock due to restrictions imposed by the applicable rules and regulations of NASDAQ, the Company hereby agrees that it shall not take any of the actions set forth in Section 3(c) of the Series B Certificate without the prior written consent of the Investors holding a majority of the then outstanding shares of Series B Preferred Stock.

5.             Additional Covenants.

5.1.          Compliance with Federal Securities Laws.  With a view to making available to the Investors the benefits of Rule 144 and any other rule or regulation of the Commission that may at any time permit an Investor to sell securities of the Company to the public without registration, and with a view to making it possible for Investors to have the Registrable Shares registered for resale pursuant to a registration on Form S-3 (or any successor form), the Company shall:

(a)           use its best efforts to make and keep current public information about the Company available, as those terms are understood and defined in Rule 144, at all times;

(b)           use its best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act;

(c)           use its best efforts to comply with the applicable provisions of the Sarbanes-Oxley Act that are currently in effect and to comply with any other applicable provisions of the Sarbanes-Oxley Act not currently in effect as such provisions become effective; and

(d)           furnish to any Investor upon request (i) a written statement by the Company as to its compliance with the reporting requirements of Rule 144 and (ii) such other reports and documents of the Company as such Investor may reasonably request to avail itself of any similar rule or regulation of the Commission allowing it to sell any Registrable Shares without registration.

5.2.          Other Registration Rights.

(a)           Subsequent to the date hereof, the Company shall not enter into any Other Registration Rights with any Other Registration Rights Holder unless such Other Registration Rights do not conflict with the provisions of this Agreement.  Other Registration Rights shall not be deemed to conflict with this Agreement solely as a result of a grant of incidental registration rights to the Other Registration Rights Holders with respect to a Registration Statement filed pursuant to Section 2.1 of this Agreement; provided that:

(i)            Investors are granted the right to exercise incidental registration rights with respect to any registration required by such Other Registration Rights Holders to be made by the Company;

(ii)           if a managing underwriter advises the Company that marketing factors require a limitation on the number of shares to be underwritten in an offering made at the request of the Other Registration Rights Holders, the shares held by such Other Registration Rights Holders shall be excluded first, before any shares of the Investors are excluded; and

(iii)          if a managing underwriter advises the Company that marketing factors require a limitation on the number of shares to be underwritten in an offering requested under Section 2.1 of this Agreement, the shares held by such Other Registration Rights Holders shall be excluded first, before any shares of the Investors are excluded.

(b)           The Investors hereby acknowledge that the Company has granted certain registration rights pursuant to that certain Registration Rights Agreement, dated as of the 3rd day of November, 2003, among the Company and the former stockholders of CMS Communications, Inc., an Ohio corporation (the “CMS Registration Rights Agreement”).  Notwithstanding anything herein to the contrary, the Company’s satisfaction of its obligations under, and compliance with, the CMS Registration Rights Agreement shall in no event be deemed a breach of this Agreement.

5.3.          Financial and Business Information.  From and after the date hereof, in the event (and during the continuance of the period) that the Company is no longer a publicly reporting company, the Company shall deliver to each Investor that has executed or otherwise has in effect a non-disclosure agreement with the Company, the following:

(a)           Annual Statements.  As soon as practicable after the end of each fiscal year of the Company, and in any event within ninety (90) consecutive days thereafter:

(i)            consolidated and consolidating balance sheets of the Company and any subsidiaries at the end of such year;

(ii)           consolidated and consolidating statements of income, stockholders’ equity and cash flows of the Company and any subsidiaries for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and accompanied by an opinion thereon of independent certified public accountants of recognized national standing selected by the Company, which opinion shall state that such financial statements fairly present the financial position of the Company and any subsidiaries on a consolidated basis and have been prepared in accordance with GAAP (except as described in the notes thereto and for changes in application in which such accountants concur) and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and accordingly included such tests of the accounting records and such other auditing procedures as were considered necessary in the circumstances; and

(iii)          comparisons of each pertinent item in (i) and (ii) above to the operating and capital budget referred to in Section 5.3(b) of this Agreement.

(b)           Business Plans and Budgets.  At least thirty (30) consecutive days prior to the end of each fiscal year, (i) an annual business plan setting forth the anticipated strategic business activities and goals, including an expected budget, of the Company an projections of operating results, prepared on a quarterly basis, and (ii) an annual capital budget describing the intended capital investment strategy of the Company that has been approved and adopted by the Board.

(c)           Quarterly Statements.  Within forty-five (45) consecutive days after the close of each of the first three (3) fiscal quarters of each fiscal year of the Company, a consolidated balance sheet, statement of income and statement of cash flows of the Company and any subsidiaries as at the close of such quarter and covering operations for such quarter and the portion of the Company’s fiscal year ending on the last day of such quarter, all in reasonable detail and prepared in accordance with GAAP, subject to audit and year-end adjustments, setting forth in each case in comparative form the figures for the comparable period of the previous fiscal year, and a summary written analysis of such comparison.  The Company shall also provide comparisons of each pertinent item to the operating and capital budget referred to in Section 5.3(b) of this Agreement.

(d)           Monthly Statements.  Within thirty (30) consecutive days after the end of each month, a consolidated balance sheet, statement of income and statement of cash flows of the Company and any subsidiaries as at the close of such month and covering operations for such month and the portion of the Company’s fiscal year ending on the last day of such quarter, all in reasonable detail and prepared in accordance with GAAP, subject to audit and year-end adjustments, setting forth in each case in comparative form the figures for the comparable period of the previous fiscal year, and a summary written analysis of such comparison.  The Company shall also provide comparisons of each pertinent item to the operating and capital budget referred to in Section 5.3(b) of this Agreement.

(e)           Audit Reports.  As soon as practicable after receipt thereof, a copy of any financial report and internal control letter submitted to the Company by independent accountants in connection with any annual, interim or special audit made by them of the books of the Company.

(f)            Other Reports.  As soon as practicable after receipt thereof, one copy of each financial statement, report, notice of proxy statement, if any, sent by the Company to stockholders generally, of each written communication received by the Company from any domestic or foreign securities exchange, the Commission or any foreign regulatory authority performing functions similar to the Commission.

5.4.          VCOC Rights.

(a)           In order to permit compliance with applicable laws (including, without limitation, Department of Labor “plan asset” regulations, 29 C.F.R. §§2510.3-101) and to facilitate the input of the Advent Funds with respect to the management of the business of the Company, the Company agrees to grant the Advent Funds the rights described below and the Company further agrees that it will give due consideration to such input as may be provided by the Advent Funds in exercise of such rights:

(i)            at reasonable times and on reasonable notice, the right to discuss, and provide advice with respect to, the business operations, properties and financial and other conditions of the Company with each of the Company’s officers, employees and managers and the right to consult with and advise the senior management of the Company on matters materially affecting the business and affairs of the Company;

(ii)           at reasonable times and on reasonable notice, the right to submit business proposals or suggestions to the senior management of the Company from time to time and to have such proposals or suggestions reasonably considered; and

(iii)          the right: (A) to visit the business premises and other properties of the Company during normal business hours and on reasonable notice; (B) to receive the budgets and financial statements of the Company; (C) to examine the books and records of each of the Company during normal business hours and on reasonable notice; and (D) to request such other information at reasonable times and intervals in light of the Company’s normal business operations concerning the general status of the Company’s business, financial condition and operations but only to the extent such information is reasonably available to the Company and in a format consistent with how the Company maintains such information.

(b)           In the event the Advent Funds demonstrate to the Company that the above-mentioned rights do not satisfy the requirement of management rights for the purpose of qualifying the Advent Funds’ ownership of an equity interest in the Company as a venture capital investment for purposes of the Department of Labor “plan asset” regulations, 29 C.F.R. §§2510.3-101, the Company and the Advent Funds shall reasonably cooperate in good faith to agree upon mutually satisfactory consultation rights which satisfy such regulations.  The rights afforded by this Section 5.4 shall be assignable to any Person who is a transferee of the Advent Funds’ interest in the Company.

(c)           Any provision of this Section 5.4 may be amended and the observance thereof may be waived, only with the approval of Advent.

(d)           The rights and obligations under this Section 5.4 shall become effective upon the issuance or transfer of Series B Stock or Registrable Shares to any Advent Fund.

5.5.          Available Copy.  The Secretary of the Company shall maintain an original copy of this Agreement, duly executed by each of the parties hereto, at the principal executive office of the Company and shall make such copy available for inspection by any Person requesting it.

6.             Nonpublic Information.  Neither the Company nor any Person acting on its behalf shall provide any Investor with any material, nonpublic information about the Company unless, in advance of the delivery of such information, the Investor consents to the receipt of such information and agrees to maintain the confidentiality of such information in writing, regardless of whether the delivery of such information is otherwise required pursuant to the terms of this Agreement or any other Transaction Document (as defined in the Purchase Agreement).  The Company understands and confirms that each of the Investors will rely on the foregoing covenant in effecting transactions in securities of the Company.

7.             General.

7.1.          Use of Best Efforts.  Where this Agreement requires the “best efforts” of the Company, it is understood and agreed that the Company shall not be required by its obligation to undertake “best efforts” to incur any extraordinary expense or undertake or engage in any litigation.

7.2.          Notices.  All notices, requests and other communications to any party hereunder shall be in writing (including facsimile or similar writing) and shall be given to such party at its address or facsimile number set forth on the signature page hereof, or such other address or facsimile number as such party may hereinafter specify for the purpose of this Section 7.2 to the party giving such notice.  Each such notice, request or other communication shall be effective (a) if given by facsimile transmission, when such facsimile is transmitted to the facsimile number specified on the signature pages of this agreement and the appropriate confirmation is received or, (b) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or, (c) if given by any other means, when delivered at the address specified on the signature pages of this Agreement.

7.3.          Amendments and Waivers.

(a)           Other than with regard to the provisions of Section 2 and Section 5.4 of this Agreement, this Agreement may be amended or terminated and the observance of any term of this Agreement may be waived with respect to all parties to this Agreement (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and Investors holding at least a majority of the Series B Stock then held by Investors.

(b)           The provisions of Section 2 of this Agreement may be amended or terminated and the observance of any term of Section 2 of this Agreement may be waived with respect to all parties to this Agreement (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and Investors holding at least two-thirds of the Series B Stock then held by Investors.

(c)           The provisions of Section 5.4 of this Agreement may be amended and the observance thereof may be waived, only with the approval of Advent.

(d)           Notwithstanding the foregoing, this Agreement may not be amended or terminated and the observance of any term hereunder may not be waived with respect to any Investor without the written consent of such Investor unless such amendment, termination or waiver applies to all Investors in the same fashion.

(e)           The Company shall give prompt written notice of any amendment or termination of this Agreement or waiver hereunder to any party hereto that did not consent in writing to such amendment, termination or waiver.  Any amendment, termination or waiver effected in accordance with this Section 7.3 shall be binding on all parties hereto, even if they do not execute such consent.  No waivers of or exceptions to any term, condition or provision of this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

7.4.          Successors and Assigns.  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that the Company may not assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the written consent of Investors holding at least a majority of the Series B Stock then held by Investors.  For purposes of clarity and without limiting any of the foregoing, to the extent not otherwise provided herein (or, to the extent applicable, in the Series B Certificate), any Investor may assign, delegate or otherwise transfer any of its respective rights or obligations under this Agreement.  Notwithstanding anything contained herein to the contrary, the rights and privileges set forth in Sections 4.1, 4.2 and 4.3 are personal to the Investors and may not be assigned without the prior written consent of the Company.

7.5.          Governing Law; Venue; Waiver of Jury Trial.  All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware.  Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the State of Delaware, for the adjudication of any dispute hereunder or in connection with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, or that such suit, action or proceeding is improper.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.  Each of the parties hereby waives all rights to a trial by jury.

7.6.          Entire Agreement.  This Agreement constitutes the entire agreement and understanding among the parties hereto with respect to the subject matter of this Agreement and supersedes any and all prior agreements and understandings, written or oral, relating to such subject matter.

7.7.          Severability.  The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

7.8.          Headings.  The headings in this Agreement are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

7.9.          Counterparts; Facsimile Signatures; Effectiveness.  This Agreement may be executed in any number of counterparts (including facsimile signature) each of which shall be an original with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by the other party hereto.

[signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Investor Rights Agreement to be duly executed by their respective authorized signatories as of the date first above written.

EVOLVING SYSTEMS, INC.

By:	/s/ Stephen K. Gartside, Jr.
Name:	Stephen K. Gartside, Jr.
Title:	President and CEO

Address for notices:

Evolving Systems, Inc.
9777 Mt. Pyramid Ct., Suite 100
Englewood, CO 80112
Attn: Anita Moseley, General Counsel
Tel.: (303) 802-2599
Fax: (303) 802-1138

with a copy to:

Holme Roberts & Owen LLP
1700 Lincoln St., Suite 4100
Denver, CO 80203-4541
Attention: Charles D. Maguire, Jr., Esq.
Tel: (303) 861-7000
Fax: (303) 866-0200

[Investor signature pages follow]

INVESTORS:	TERTIO TELECOMS GROUP LIMITED

	By:	/s/ Nigel Clifford
Name: Nigel Clifford
Title: Director

c/o Apax Partners Ltd.
15 Portland Place
London W1B 1PT
United Kingdom
Attn: Peter Skinner

Tel: +44 (0)20 7872 6300
Fax: + 44(0)20 7666 6441

With a copy to:

Pepper Hamilton LLP
3000 Two Logan Square
18th and Arch Streets
Philadelphia, Pennsylvania 19103
Attention: Cary Levinson, Esquire
Tel: (215) 981-4091
Fax: (215) 981-4750

FOUR SEASONS VENTURE II AS

	By:	/s/ Gunnar Rydning
Name: Gunnar Rydning
Title: Senor Partner

Four Seaons Venture
Postboks 1216 Vika
0110 Oslo
Norway

Tel: +47 2283 0660
Fax: +47 2283 8518

ADVENT INTERNATIONAL CORPORATION

Global Private Equity III Limited Partnership
Global Private Equity III-A Limited Partnership
Global Private Equity III-B Limited Partnership
Global Private Equity III-C Limited Partnership
Advent PGGM Global Limited Partnership
Advent Euro-Italian Direct Investment Program Limited Partnership
Advent Co-Investment Program Limited Partnership
Digital Media & Communications II Limited Partnership
Advent Crown Fund II C.V.

By:	Advent International Limited Partnership, General Partner

	By:	Advent International Corporation, General Partner

		By:	/s/ Janet L. Hennessy,
Janet L. Hennessy, Vice President

Advent Partners Limited Partnership
Advent Partners(NA) GPE III Limited Partnership
Advent Partners GPE III Limited Partnership

By:	Advent International Corporation, General Partner

	By:	/s/ Janet L. Hennessy,
Janet L. Hennessy, Vice President

Advent Global GECC III Limited Partnership

By:	Advent Global Management Limited Partnership, General Partner

	By:	Advent International Limited Partnership, General Partner

		By:	Advent International Corporation, General Partner

			By:	/s/ Janet L. Hennessey,
Janet L. Hennessy, Vice President

Address for notices:

c/o Advent International Company
75 State Street
Boston, Massachusetts 02109
Attention: Janet L. Hennessy
Fax: 617.951.0566

With a copy to:

Advent International plc
123 Buckingham Palace Road
London SW1W 9SL
Attention: James L. Brocklebank
Tel: 44.20.7333.5516
Fax: 44.20.7333.0801

Pepper Hamilton LLP
3000 Two Logan Square
18th and Arch Streets
Philadelphia, Pennsylvania 19103
Attention: Cary Levinson, Esquire
Tel: (215) 981-4091
Fax: (215) 981-4750

APAX PARTNERS LIMITED

Apax WW Nominees Limited

By:
Director

By:
Director

Apax Europe IV – A, L.P.

By:	Apax Europe IV GP, L.P., Managing General Partner

	By:	Apax Europe IV GP Company Limited., Managing General Partner

		By:	/s/ Connie A.E. Helyar,
Connie A.E. Helyar, Director

Apax Europe IV – B, L.P.

By:	Apax Europe IV GP, L.P., Managing General Partner

	By:		Apax Europe IV GP Company Limited., Managing General Partner

	By:		/s/ Connie A.E. Helyar,
Connie A.E. Helyar, Director

Apax Europe IV – C GmbH & Co. KG

By:	Apax Europe IV GP, L.P., Managing General Partner

	By:	Apax Europe IV GP Company Limited., Managing General Partner

		By:	/s/ Connie A.E. Helyar,
Connie A.E. Helyar, Director

Apax Europe IV – D, L.P.

By:	Apax Europe IV GP, L.P., Managing General Partner

	By:	Apax Europe IV GP Company Limited., Managing General Partner

		By:	/s/ Connie A.E. Helyar,
Connie A.E. Helyar, Director

Apax Europe IV – E, L.P.

By:	Apax Europe IV GP, L.P., Managing General Partner

	By:	Apax Europe IV GP Company Limited., Managing General Partner

		By:	/s/ Connie A.E. Helyar,
Connie A.E. Helyar, Director

Apax Europe IV – F, C.V.

By:	Apax Europe IV GP, L.P., Managing General Partner

	By:	Apax Europe IV GP Company Limited., Managing General Partner

		By:	/s/ Connie A.E. Helyar,
Connie A.E. Helyar, Director

Apax Europe IV – G, C.V.

By:	Apax Europe IV GP, L.P., Managing General Partner

	By:	Apax Europe IV GP Company Limited., Managing General Partner

		By:	/s/ Connie A.E. Helyar,
Connie A.E. Helyar, Director

Address for notices:

c/o Apax Partners Ltd.
15 Portland Place
London W1B 1PT
United Kingdom
Attn: Peter Skinner

Tel: +44 (0)20 7872 6300
Fax: + 44(0)20 7666 6441

Schedule 4.4 (a) (iii)

Directors’ and Officers’
Liability Insurance Coverage

[Attach Insurance Binders]